UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
December 16, 2008 (December 10, 2008)
Date of Report (date of earliest event reported)
COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of Registrant as specified in charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
4000 Meridian Boulevard
Franklin, Tennessee 37067
(Address of principal executive offices)
Registrant’s telephone number, including area code: (615) 465-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Executive Officer
On December 10, 2008, the Board of Directors of Community Health Systems, Inc. (the “Company”) appointed Martin D. Smith, 41, as Division President – Division Operations. Mr. Smith will have reporting responsibilities for the Company’s hospitals located in Pennsylvania and Tennessee. Mr. Smith has been employed by affiliates of the Company since 1998; from 1998 through 2005 he served as chief executive officer at hospitals in Cleveland, Tennessee, and Pottstown, Pennsylvania, and thereafter he served as a vice president – operations at the corporate office. Most recently, Mr. M. Smith served in an interim division leadership role following the resignation of one of our Division Presidents. Prior to his affiliation with the Company, Mr. M. Smith served in similar management capacities with Health Management Associates.
Modification of Executive Compensation Arrangements
On December 10, 2008, upon the recommendation of the Compensation Committee, the Board of Directors of the Company approved modifications to certain compensatory arrangements of executive officers of the Company, each of whom is employed by the management subsidiary of the Company, Community Health Systems Professional Services Corporation. Substantially all of the changes were required to ensure compliance with Sections 162(m) and 409A of the Internal Revenue Code and the regulations and interpretive guidance issued thereunder (“Section 162(m)” and “Section 409A,” respectively). Additional changes were made to certain of the arrangements to compensate for benefits lost or potentially lost as a result of these regulatory changes.
Supplemental Executive Retirement Plan
The Supplemental Executive Retirement Plan (the “SERP”), originally adopted effective January 1, 2003, has been amended and restated to comply with Section 409A. Due to the complexity of bifurcating the plan between benefits that vested prior to January 1, 2005 (which could be exempted from Section 409A) and benefits that became vested or will vest thereafter, the Company has decided not to grandfather any vested benefits under the SERP as originally adopted. Rather, all benefits will be governed by the amended and restated plan. As amended and restated, the material terms of the SERP are as follows.
The SERP generally provides that when a Separation from Service (as defined in Section 409A) occurs with respect to a participant who is age 65 or older, he or she will be entitled to a single lump sum payment equal to the actuarial equivalent of the participant’s monthly retirement income (calculated as set forth below), reduced by the monthly amount received or receivable by the participant as Social Security old age and survivor disability insurance benefits. An additional offset with respect to benefits attributable to a former life insurance product that was liquidated in 2002 has been eliminated. In addition, participants that have a Separation from Service at age 55 or older with at least five years of service may retire early and receive a reduced benefit.
The monthly retirement income is the average total cash compensation for the highest three out of the last five full years of the participant’s service, multiplied by the lesser of (i) 60% (which has been increased from 50%), or (ii) 2% multiplied by the participant’s years of service. The discount rate used to determine the lump sum payment is the then yield on 10-year Treasury Bonds, not to exceed 4% per annum (which rate has been reduced from the original plan). Pursuant to Section 409A, payment of benefits to a “specified employee” (as defined in Section 409A) (a “Specified Employee”) may not occur until at least six months following such Specified Employee’s Separation from Service. The SERP provides that, for ease of administration, all participants will be subject to this six month delay and will receive their lump sum payment on the day immediately following the six month anniversary of their participant’s Separation from Service.

Benefits are also payable in the event of a Separation from Service by reason of (i) a participant’s death, provided the participant had at least five years of service, or (ii) a participant’s total and permanent disability, each in accordance with the above methodology, and must be paid within 90 days following the Separation from Service. Upon a Change in Control (as defined in the SERP), all participants who have been credited with at least five years of service (including those who are not otherwise entitled to benefits under the SERP), become fully vested in their benefits and are credited with an additional three years of service. Distribution of accounts under these circumstances is to occur no later than 90 days following the Change in Control. Participants are also entitled to these benefits under certain circumstances if their employment is terminated without Cause (as defined in the SERP) prior to a Change in Control.
In March 2004, Wayne T. Smith and W. Larry Cash were each given the right to be credited with two years of service for each actual year of service up to 25 years of credited service, at which point each of them will be credited with one year of service for each actual year of service.
Nonqualified Deferred Compensation Plan
The Nonqualified Deferred Compensation Plan was bifurcated effective January 1, 2005. The portion of the plan relating to amounts that have been or will be deferred after December 31, 2004 (the “Post-2004 Plan”) has been amended to comply with Section 409A. The material terms of the Post-2004 Plan, as amended, are as follows.
Pursuant to the Post-2004 Plan, participants may elect to defer receipt of a percentage or amount of their base salary, which election must be made prior to the later of (i) prior to the beginning of the year in which such base salary is earned and (ii) 30 days after becoming eligible to participate. Participants may also elect to defer a percentage or amount of their bonuses. Elections with respect to bonuses must be made prior to the beginning of the year in which the bonus is earned, and, in the case of a bonus that is considered performance-based compensation (within the meaning of Section 409A), at least six months prior to the end of the year in which the bonus is earned. Deferral accounts are participant directed. As of January 1, 2009, there will be no matching Company contributions to participant accounts. Participant accounts are paid upon (x) a Separation from Service, (y) the participant’s death or (z) a designated deferral date specified by the participant, and are distributed (i) between ten and 45 days after such event, or (ii) if such event occurs in the first four months of the year, no later than the earlier of (A) the date the calculation of contributions has been finalized and (B) May 1 of the year of termination or death. Specified Employees may not receive distribution of their accounts until at least six months following their Separation from Service. The default form of payment is a lump sum. However, participants may elect to receive distribution of their accounts in five or ten annual installments. Upon a Change in Control (as defined in the Post-2004 Plan), participants accounts will be distributed immediately in a lump sum.
Change in Control Severance Agreements
Each of our executive officers (including our named executive officers) is party to a Change in Control Severance Agreement, the form of which has been amended to ensure compliance with Section 409A and Section 162(m). The Company intends to enter into an amended and restated Change in Control Severance Agreement in the approved form (the “CIC Agreement”) with each of its executive officers as of December 31, 2008. The material terms of the CIC Agreement, as amended, are as follows.
The initial term of the CIC Agreement will expire on December 31, 2010; provided, however, that on December 31, 2009 and each December 31st thereafter, the term will automatically extend for one additional year unless either party gives at least 90 days’ notice of non-extension. Notwithstanding the foregoing, following the occurrence of a Change in Control the term shall not expire prior to the expiration of 36 months (for the CEO, CFO and senior vice presidents) or 24 months (for vice presidents) following such Change in Control.

If an executive officer’s employment is terminated (y) without Cause (as defined in the CIC Agreement) within 36 months (for the CEO, CFO and senior vice presidents) or 24 months (for vice presidents) following a Change in Control, or (z) by the executive for Good Reason (as defined in the CIC Agreement) within 24 months (for the CEO, CFO and senior vice presidents) or 12 months following a Change in Control (for vice presidents), the executive shall be entitled to receive, in addition to all compensation earned or accrued through the date of termination, (i) a pro-rata bonus for the year of termination, based on the Company’s actual performance (“Pro-Rata Bonus”), (ii) three times (for the CEO, CFO and senior vice presidents) or two times (for vice presidents) the sum of (A) such executive officer’s base salary at the time of the Change in Control (or, if greater, at any time thereafter) (the “Base Amount”) and (B) the greater of (1) target annual bonus that would be payable to such executive in respect of the fiscal year in which the termination date occurs, assuming the Company meets its target, and (2) the highest annual bonus paid or payable in respect of any of the three full fiscal years ended prior to the termination date (or, if greater, the three full fiscal years prior to a Change in Control), (iii) continuation of the health and welfare benefits provided to such executive officer immediately prior to the Change in Control (or, if greater, provided immediately prior to termination) for a period of 36 months (for the CEO, CFO and senior vice presidents) or 24 months (for vice presidents), and (iv) reimbursement of outplacement services in an amount not to exceed $25,000. The Company’s obligation to pay and provide these severance benefits is subject to execution, delivery and non-revocation of a release.
Pursuant to the CIC Agreement, a termination without Cause or by the executive officer for Good Reason will be deemed to have occurred after a Change in Control if an executive officer is terminated by the Company without Cause or terminates for Good Reason at any time prior to a Change in Control and such termination (i) occurs after the Company entered into a definitive agreement, the consummation of which would constitute a Change in Control, or (ii) such executive officer reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or has taken steps reasonably calculated to effect a Change in Control.
In the event that it is determined that any payment or distribution of any benefit to an executive is or will be subject to the excise tax imposed by Section 4999 of the Code, such executive officer will be entitled to a gross-up payment intended to indemnify such executive for this excise tax; provided, however, that if a reduction to the total payments of 10% or less would cause no excise tax to be payable, the total payments shall be reduced in such manner.
Supplemental Executive Benefits Plan
Pursuant to the Supplemental Executive Benefits Plan (the “SEBP”), each of our executive officers (including our named executive officers) is eligible to receive, (i) survivor benefits (in the form of life insurance proceeds ranging from two times to four times base salary, depending on the executive officer’s position), (ii) post-termination benefits pursuant to certain of the Company’s benefit plans (depending on the executive officer’s position) and (iii) severance benefits in the event of a termination without Cause (as defined in the SEBP) (without duplication of payments or benefits for terminations giving rise to benefits under the CIC Agreement). Certain changes have been made with respect to the severance component of the SEBP to ensure compliance with Section 162(m) and to ensure that payments made pursuant to the SEBP are not deferred compensation within the meaning of Section 409A. These changes are with respect to the form and timing of severance payments. The material terms of the severance benefits to be provided pursuant to the SEBP, as amended, are as follows. In the event of a termination without Cause, executive officers will be paid (i) 12 or 24 times their monthly salary, with the multiplier depending on the executive officer’s position, provided that only half of such amount would be paid to an executive officer who is terminated within the first 12 months of employment, and (ii) accrued but unused vacation, each to be paid in a lump sum in no event later than March 15th of the year following the year in which termination occurs. In addition, if the executive officer has been employed for at least 12 months, he or she will also be paid a pro-rata bonus for the year in which termination occurs, based on actual performance of the Company, which will be paid at the same time the Company pays other employees under such plan, but in no event later than March 15th of the year following the year in which termination occurs. Lastly, executive officers who elect COBRA will pay active employee premium rates for coverage during the number of months equal to the applicable severance multiplier. The Company’s obligation to pay and provide these benefits pursuant to the SEBP is subject to the execution of a release.
Restricted Stock Award Agreements
The Company has granted time-based and performance-based restricted stock to its executive officers pursuant to the 2000 Stock Option and Award Plan. The form of performance-based restricted stock agreement currently in use by the Company has been amended to comply with Section 162(m). The material terms of the performance-based award agreement, as amended, are as follows. Performance-based restricted stock becomes vested based on the Company’s income per share or net revenue from continuing operations for the fiscal year in which the grant occurs, as reported by the Company in its earning release for the relevant year. If the performance objective is attained, restricted stock vests in equal installments on the first three anniversaries of the date of grant. Restricted stock also becomes fully vested in the event of a Change in Control (as defined 2000 Stock Option and Award Plan). In the event of a termination of employment by reason of a grantee’s death or disability, or by the Company other than for Cause (as defined in the 2000 Stock Option and Award Plan) after the first anniversary of the grant date (assuming the performance objective has been met), the restricted stock will become vested as of the date of termination. If a grantee’s employment is terminated by the Company other than for Cause within the first year following the date of grant, the restricted stock award will continue until the first anniversary of the date of grant, and if the performance objective has been attained as of such time, the award shall become fully vested as of the first anniversary of the date of grant. In the event of a termination other than as specified above, restricted stock will be forfeited.
A similar change has been made with respect to time-based restricted stock to ensure equity among executives. Generally, time-based restricted stock becomes vested (and the transfer restrictions lapse) in equal installments on the first three anniversaries of the date of grant. Time-based restricted stock also becomes fully vested (and the transfer restrictions lapse) in the event of a Change in Control. In the event of a termination of employment by reason of a grantee’s death or disability, or by the Company other than for Cause after the first anniversary of the grant date, the restricted stock will become vested (and the transfer restrictions lapse) as of the date of termination. If a grantee’s employment is terminated by the Company other than for Cause within the first year following the date of grant, the restricted stock award will become vested immediately and the transfer restrictions will lapse on the first anniversary of the date of grant. In the event of a termination other than as specified above, the restricted stock will be forfeited.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 16, 2008	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)
	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board, President and Chief Executive Officer (principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director (principal financial officer)